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                                                                  EXHIBIT 23.3.2

               [Garb Grubbs Harris & Associates, Inc. Letterhead]



                        CONSENT OF INDEPENDENT ENGINEERS

         We consent to the inclusion in this registration statement on Amendment No. 2 to Form S-1 for the Mewbourne Energy 01-02 Drilling Programs of the summary of the Reserve Report as of December 31, 2000, for Mewbourne Development Partners 92 GP, Mewbourne Development Partners 93-A, L.P., Mewbourne Development Partners 93-B, L.P., Mewbourne Development Partners 94-A, L.P., Mewbourne Development Partners 94-B, L.P., Mewbourne Development Partners 94-C, L.P., Mewbourne Energy Partners 94 Private L.P., Mewbourne Energy Partners 95-A, L.P., Mewbourne Energy Partners 95-B, L.P., Mewbourne Energy Partners 96-A, L.P., Mewbourne Energy Partners 97-A, L.P., Mewbourne Energy Partners 98-A, L.P., and Mewbourne Energy Partners 99-A, L.P. as audited by us. We also consent to the reference therein to our firm as an "Independent Expert."





                                      /s/ Garb Grubbs Harris & Associates, Inc.
                                      -----------------------------------------
                                      Garb Grubbs Harris & Associates, Inc.

                                      Dallas, Texas
                                      June 4, 2001